QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Protein Design Labs, Inc. for the registration of its 2.00% Convertible Senior Notes due February 15, 2012 and 10,554,750 shares of its common stock and to the incorporation by reference therein of our report dated March 12, 2004 with respect to the consolidated financial statements of ESP Pharma Holdings and Subsidiary, included its Current Report (Form 8-K) dated February 7, 2005 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG
MetroPark, New Jersey
April 4, 2005

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM